TRANSFER AGENT AGREEMENT

THIS TRANSFER AGENT AGREEMENT ("Agreement"), is made and entered into this 22nd day of January, 2003 by and between The Pennsylvania Avenue Funds, a Delaware business trust (hereinafter called the "Trust") presently having a portfolio named the Pennsylvania Avenue Event-Driven Fund (hereinafter called the "Fund"), and Pennsylvania Avenue Advisers LLC, a District of Columbia limited liability company (hereinafter called the "Transfer Agent").

W I T N E S S E T H:

WHEREAS, the Fund, an open-end, non-diversified investment company registered under the Investment Company Act of 1940 (the "1940 Act"), wishes to retain the Transfer Agent to provide Transfer, Redemption and Dividend Disbursing services to the Fund and also has agreed to act for the Fund in other respects as hereinafter stated; and

WHEREAS, the Transfer Agent is willing to furnish such services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:


1. TERMS OF APPOINTMENT; DUTIES OF THE AGENT

 Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent.

 The Fund is authorized to issue separate series of shares of beneficial interest representing interests in separate investment portfolios (each, a "Portfolio"). The parties intend that each Portfolio, as set forth in Appendix A, established by the Trust, now or in the future, be covered by the terms and conditions of this Agreement.

 The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans
(including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Fund's custodian;

B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund's custodian;
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D. Pay monies (upon receipt from the Fund's custodian, where relevant) in accordance with the instructions of redeeming shareholders;

E. Process transfers of shares in accordance with the shareholder's instructions;

F. Process exchanges between any Portfolio;

G. Prepare and transmit payments for dividends and distributions declared by the Fund;

H. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

I. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 ("1934 Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding and such other records as are required to be maintained by a transfer agent for open-end registered investment companies by the rules under the 1934 Act;

J. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

K. Mail shareholder reports and the Fund's most current prospectus and statement of additional information to current shareholders;

L. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

M. Provide shareholder account information upon request of the Fund and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon by the Fund and the Agent; and

N. Provide a Blue Sky System that will enable the Fund to monitor the total number of shares sold in each state. In addition, the Fund shall identify to the Agent in writing those transactions and assets to be treated as exempt from any Blue Sky reporting requirements applicable to the Fund for each state. The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited to the initial compliance by the Fund and the reporting of such transactions to the Fund.

The foregoing services shall be provided in a manner consistent with the policies of the Fund as communicated to the Agent.

2. COMPENSATION
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 The Fund agrees to pay the Agent such fees as set forth in Appendix
A for performance of the duties listed in this Agreement in addition to any out-of-pocket expenses incurred by the Agent. Such out-of-pocket expenses may include the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses. These fees and out-of-pocket expenses may be modified from time to time subject to mutual written agreement between the Fund and the Agent.
The Fund agrees to pay all fees and out-of-pocket expenses within ten
(10) business days following receipt of the billing notice.

3. REPRESENTATIONS OF AGENT

The Agent represents and warrants to the Trust that:

A. It is a limited liability company duly organized, existing and in good standing under the laws of the District of Columbia;

B. It is a registered transfer agent under the 1934 Act;

C. It is duly qualified to carry on its business in the District of Columbia;

D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, the 1934 Act, the 1940 Act and any laws, rules, and regulations of governmental authorities having jurisdiction over its operations.

4. REPRESENTATIONS OF THE FUND

The Trust represent and warrants to the Agent that:

A. The Trust is an open-end management investment company under the 1940 Act;

B. The Trust is a Delaware business trust organized, existing, and in good standing under the laws of Delaware;

C. The Trust is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement;
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D. All necessary proceedings required by the Declaration of Trust have been taken to authorize the Trust to enter into and perform this Agreement;

E. The Trust will comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction over its operations; and

F. A registration statement under the 1933 Act is currently effective or will become effective before any public offering commences and will remain effective, and appropriate state securities law filings have been made or will become effective before any public offering commences and will continue to be made, with respect to all shares of the Fund being offered for sale.

5. COVENANTS OF THE FUND AND AGENT

The Trust shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Trust ("Board") authorizing the appointment of the Agent and the execution of this Agreement. The Trust shall provide to the Agent a copy of the Declaration of Trust, By-Laws of the Fund, and all amendments.

The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund on and in accordance with its request.

6. INDEMNIFICATION; REMEDIES UPON BREACH

The Agent shall exercise reasonable care and act in good faith in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of or attributed to any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in
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reliance upon any written or oral instruction for a proper corporate purpose provided to the Agent by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

Further, the Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Trust (unless contributed to by the Agent's breach of this Agreement or other agreements between the Fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the investment company industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

In order that the indemnification provisions contained in this section shall apply, it is understood that in any case in which the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Trust so elect, the Trust will so notify the Agent and thereupon the Trust shall take over complete defense of the claim,
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and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Trust may be asked to indemnify the Agent except with the Fund prior written consent.

The Agent shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of or attributed to any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct of the Agent or any of its employees and agents.

7. CONFIDENTIALITY

The Agent agrees on behalf of itself and its employees and agents to treat confidentially all records and other information relative to the Trust and its shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

8. RECORDS

The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is acceptable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act, and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

9. NOTICE

Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party.

10. CHOICE OF LAW
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This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Delaware. Trustees and shareholders of the Trust shall not be personally liable for obligations of the Trust in connection with any matter arising from or in connection with this Agreement.

11. TERMS OF AGREEMENT

A. This Agreement shall become effective upon its execution and shall continue until terminated by either party upon ninety (90) days' written notice given by one party to the other party.

B. This Agreement may be amended by the mutual written consent of both parties.

C. This Agreement and any right or obligation hereunder may not be assigned by either party without the written consent of the other party.

D. In the event that the Trust gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

E. Should the Trust exercise its right to terminate this Agreement, except where such termination follows a breach of this Agreement by the Agent, all out-of-pocket expenses associated with the movement of records and material will be paid by the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

         Pennsylvania Avenue Funds	By __/s/ THOMAS_KIRCHNER _______
                             	THOMAS KIRCHNER, President

         Pennsylvania Avenue Funds	By _____/s/_GARY_TERNULLO_______
                             	GARY TERNULLO, Trustee

         Pennsylvania Avenue Funds	By ___/s/_GALE_WITOONCHATREE____
                             	GALE WITOONCHATREE, Trustee

         Pennsylvania Avenue Advisers LLC	By __/s/ THOMAS_KIRCHNER __
                             		THOMAS KIRCHNER, Managing Member
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Appendix A
Portfolios and Fees

Portfolios of the Trust: The Pennsylvania Avenue Event-Driven Fund The Agent shall receive an annual rate of 0.10% of the average daily assets, payable monthly, for daily assets of the Portfolio exceeding $5,000,000.00
No compensation shall be payable for days on which assets do not exceed $5,000,000.00